United States
                     Securities and Exchange Commission
                           Washington, D.C.  20549

                                  FORM 8-K
            Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 6, 1998
                             (November 4, 1998)

                        Commission file number 1-5558


                            Katy Industries, Inc.
           (Exact name of registrant as specified in its charter)

              Delaware                         75-1277589
      (State of Incorporation)   (IRS Employer Identification Number)


        6300 S. Syracuse #300, Englewood, Colorado           80111
         (Address of Principal Executive Offices)         (Zip Code)


     Registrant's telephone number, including area code: (303) 290-9300



 (Former name or former address, if changed since last report) Not applicable




                            Item 5.  Other Events

            On November 4, 1998, Katy Industries, Inc. Filed the
                    Following Press Release Regarding the
                          Loss of Business at Woods


   ENGLEWOOD, CO - November 4, 1998 - Katy Industries, Inc. (NYSE:KT) today announced that it has been advised that Home Depot, its largest single customer, intends to withdraw its commitment to purchase extension cord products from Woods Industries at or about year-end. The loss of these sales of approximately $31,000,000 is estimated to reduce 1999 net income by approximately $1,100,000, or $0.13 per share (basic). The equivalent earnings per share on a diluted basis, assuming the completion of the proposed purchase of Contico International, would be $0.11 per share. The effect on the fourth quarter of 1998 is not estimated to be significant. These estimates are based on preliminary assumptions and consider no replacement of capacity utilization through new sales.

   John R. Prann, Jr., President and C.E.O., said, "Home Depot continues to be a valued customer of our other electronic products. The loss of this business is unfortunate and quite disturbing to me considering that there had been no indication that our relationship was in jeopardy. I believe that we had met every expectation, particularly, in regards to price competitiveness, fill rates and product quality. I am optimistic that Woods' commitment to their product categories will result in recovery of a significant portion, if not all, of this lost revenue and operating income. We expect $25 million in additional business through new customers or product line extensions for 1999."

   Mr. Prann also confirmed that the acquisition of Contico is proceeding satisfactorily and is anticipated to close on schedule shortly after year-end.

   Some of the statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.



                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Katy Industries, Inc.
                                                ---------------------
                                                    (Registrant)


                                          By    /S/ John R. Prann, Jr.
                                                ----------------------
                                                  John R. Prann, Jr.
                                               Chief Executive Officer


Date    November 6, 1998
        ----------------